Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-05913, 033-53381, 033-27372, 333-40715, 333-55588, 333-113039, 333-113040, 333-129010, 333-143743, and 333-149007) of Analogic Corporation of our report dated April 24, 2008 relating to the financial statements of Copley Controls Corporation appearing in this Current Report on Form 8-K/A of Analogic Corporation filed on June 3, 2008.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 3, 2008